UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 4, 1998

                            WIRELESS ONE, INC.
            (Exact name of registrant as specified in its charter)




Delaware                   0-26836                       72-1300837
(State or other            (Commission file number)      (IRS Employer
jurisdiction of                                          Identification No.)
incorporation)

1080 River Oaks Drive, Suite A150, Jackson, Mississippi          39208
(Address of principal executive office)                          (Zip Code)


Registrant's telephone number, including area code: (601) 936-1515

ITEM 5.   OTHER EVENTS.

           On September 4, 1998, Wireless One, Inc.
(the "Company") obtained a new $20,000,000 Senior
Secured Discretionary Note Facility (the "Senior
Facility"). Also on September 4, 1998, the Company issued senior secured notes (the "Notes") pursuant to the Senior Facility in the amount of $12,500,000.
The Notes (i) mature on April 15, 1999, (ii) pay 13% per annum interest, (iii) require the Company to pay a facility fee at the time of maturity of the Notes equal to 5% of the aggregate principal amount of the Notes issued September 4, 1998, plus up to 10% of the aggregate principal amount of any additional Notes issued pursuant to the Senior Facility and (iv) are secured by substantially all of the Company's assets.
Upon the request of the Company, the purchaser of the Notes may at its sole discretion and pursuant to terms determined by the purchaser, purchase up to an additional $7,500,000 of the Notes. Such additional
Notes will otherwise be subject to the same terms and conditions as the Notes which were issued on September 4, 1998 and will also mature on April 15, 1999. In connection with the purchase of the Notes, the Company also issued to the purchaser of the Notes seven year detachable warrants to purchase up to 6% of the Company's fully-diluted common stock.
Attached as exhibits hereto are the material agreements (the "Note Agreements") pursuant to which the Notes have been issued.

           Based upon the Company's current business plan and management's forecast of the Company's cash needs, management believes that the Senior Facility will give the Company access to sufficient working capital to proceed with its business plan through the first quarter of 1999. The Company will need to make additional provisions for its longer term capital needs, including, without limitation (i) the repayment of the Notes upon maturity thereof, (ii) the obligation of the Company commencing in April
1999 to make semi-annual interest payments of $9,750,000 on its $150 million aggregate principal amount of senior notes due 2003 and (iii) additional operating capital necessary to complete the Company's business plan. A more detailed description of the Company's long-term capital needs can be found in the section entitled "Liquidity and Capital Resources" in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

          On September 8, 1998, the Company issued a press release announcing that the Company has obtained the Senior Facility which release is also attached as an exhibit hereto. The foregoing information in this Item 5 is qualified in its entirety by the Note Agreements and the text of such press release.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c) Exhibits.

EXHIBIT NO.                     DESCRIPTION
10.1 Discretionary Note Purchase Agreement between the Company and the Purchasers listed in Schedule I thereto, dated as of September 4, 1998 (see table of contents for list of omitted exhibits and schedules)
10.2   Form of 13.00% Senior Secured Discretionary Note
10.3 Warrant Agreement between the Company and First Chicago Trust Company of New York, as warrant agent, dated as of September 4, 1998 (see table of contents for list of omitted exhibits and schedules)
10.4   Form of Warrant Certificate
10.5 Paying Agency Agreement between the Company, Merrill Lynch Global Allocation Fund and PriceWaterhouseCoopers LLP, as paying agent and collateral agent, dated as of September 4, 1998.
99.1   Press Release dated September 8, 1998 of the Registrant

                     SIGNATURES

          Pursuant   to   the   requirements  of  the
Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   WIRELESS ONE, INC.



Date: September 11, 1998            /S/ HENRY M. BURKHALTER

                                   Henry M. Burkhalter
                                   Chief Executive Officer